Exhibit 10.10

AMENDED RESTRICTED STOCK GRANT AGREEMENT

THIS AMENDED RESTRICTED STOCK GRANT AGREEMENT (the “Amended Agreement”) is made as of this 29th day of April 2005, between RASER TECHNOLOGIES, INC. (“Company”) and JOHN RITTER, (“Employee”).

RECITALS

WHEREAS, Company and Employee entered into a certain Restricted Stock Grant Agreement (the “Agreement”) on February 23, 2004, that the parties now desire to mutually amend as set forth below;

NOW, THEREFORE, in view of the foregoing recitals which are incorporated as a part of this Amended Agreement, and in consideration of the terms and conditions of this Amended Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Paragraph 1 and 6 of the Agreement is amended as follows: Beginning on May 2, 2005, including the issuance on that date, all shares to be issued to Employee under the Agreement, shall be modified from an issuance of Restricted Shares outside of the Company’s 2004 Long-Term Stock Incentive Plan, to an issuance of Registered Shares within the Company’s 2004 Long-Term Stock Incentive Plan as pre-approved by the Compensation Committee of the Board of Directors.

2. Paragraph 2 is amended to delay vesting of 62,500 shares from May 1, 2005 to July 14, 2005.

3. All other provisions of the Agreement shall remain in full force and effect. To the extent any provisions of the Agreement conflict with the provisions of this Amended Agreement, this Amended Agreement shall govern.

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IN WITNESS WHEREOF, Company and Employee have executed this Amended Agreement effective as of the date first set forth above.

COMPANY:		EMPLOYEE:

RASER TECHNOLOGIES, INC.

By:	/s/ Brent M. Cook	By:	/s/ John Ritter
Its:	Chief Executive Officer		John Ritter